Exhibit 99.1

Anadarko WCTP Company sold to Kosmos Energy Ghana Holdings Limited, a wholly-owned subsidiary of Kosmos Energy Ltd.’s Statements of Revenues and
Direct Operating Expenses for the Oil and Gas Assets

December 31, 2020 and 2019

(With Independent Auditors’ Report Thereon)

ANADARKO WCTP COMPANY SOLD TO KOSMOS ENERGY GHANA HOLDINGS
LIMITED, A WHOLLY-OWNED SUBSIDIARY OF KOSMOS ENERGY LTD.

1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046

(832) 636-1000

KPMG LLP

811 Main Street

Houston, TX 77002

Independent Auditors’ Report

The Board of Directors

Anadarko WCTP Company:

Report on the Financial Statements

We have audited the accompanying Statements of Revenue and Direct Operating Expenses for the Oil and Gas Assets of Anadarko WCTP Company sold to Kosmos Energy Ghana Holdings Limited, a wholly-owned subsidiary of Kosmos Energy Ltd. (the “Statements”) for the years ended December 31, 2020 and 2019, and the related notes to the Statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these Statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of Statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of Anadarko WCTP Company sold to Kosmos Energy Ghana Holdings Limited, a wholly-owned subsidiary of Kosmos Energy Ltd. as of December 31, 2020 and 2019, for the years then ended in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter 1

As described in note 2, the accompanying Statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the operations of the properties.

Emphasis of Matter 2

Accounting principles generally accepted in the United States of America require that the supplemental information relating to oil and natural gas producing activities be presented to supplement the basic financial statements. Such information, although not a part of the basic financial statements, is required by the United States Financial Accounting Standards Board who as described in Accounting Standards Codification Topic 932-235-50 considers the supplemental information to be an essential part of financial reporting for placing the basic financial statements in an appropriate operational, economic, or historical context. We have applied certain Ltd. procedures to the required supplementary information in accordance with auditing standards generally accepted in the United States of America, which consisted of inquiries of management about the methods of preparing the information and comparing the information for consistency with managements responses to our inquiries, the basic financial statements, and other knowledge we obtained during our audit of the basic financial statements. We do not express an opinion or provide any assurance on the information because the Ltd. procedures do not provide us with sufficient evidence to express an opinion or provide any assurance.

/s/ KPMG LLP

Houston, Texas
October 13, 2021

ANADARKO WCTP COMPANY SOLD TO KOSMOS ENERGY GHANA
HOLDINGS LIMITED, A WHOLLY-OWNED SUBSIDIARY OF KOSMOS
ENERGY LTD.’S

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

	Years Ended December 31,
(in thousands)	2020	2019
Revenues
Oil and condensate sales	$299,917	$479,090
Total revenues	299,917	479,090
Direct Operating Expenses
Direct operating expenses	85,906	77,510
Total direct operating expenses	85,906	77,510
Excess of Revenues Over Direct Operating Expenses	$214,011	$401,580

See accompanying notes to the Statements of Revenues and Direct Operating Expenses.

Anadarko WCTP Company sold to Kosmos Energy Ghana Holdings
Limited, a wholly-owned subsidiary of Kosmos Energy Ltd.

1.	Background Information

Occidental Petroleum Corporation’s fully-consolidated subsidiary, Anadarko WCTP Company (the “Company”), engages, through unincorporated joint operations, in oil and gas exploration, development, and production activities in the Tullow Oil-operated Jubilee and TEN fields of the Deepwater Tano (“DWT’) and West Cape Three Points (“WCTP”) Blocks, respectively, located in offshore Ghana (the “Ghana Properties”). The Company accounts for its interest in the joint operations using the proportionate consolidation method, whereby the Company recognizes its share of assets, liabilities, and expenses under the Company’s accounting policies.

The Company plans to divest its entire Joint Operating Agreement working interest (“JOA Interest”) of approximately 20% in the Ghana assets to two independent third party buyers, Kosmos Energy Ghana Holdings Limited, a wholly-owned subsidiary of Kosmos Energy Ltd. (“Kosmos”) and Ghana National Petroleum Corporation (“GNPC”). Under the terms of the PSA, under the creation of the new Cayman entity, Jubilee Oil Holdings Limited, the Company will assign a 7% JOA interest in both the DWT and WCTP blocks. This results in an assignment of approximately a 6.1% interest in the Jubilee Unit Area and approximately an additional 6.0% interest in the TEN fields to GNPC. Kosmos will acquire the Company, which will include the remaining JOA Interests. Unless otherwise noted, amounts presented in the accompanying Statements of Revenues and Direct Operating Expenses of Occidental Petroleum Corporation’s Ghana Properties (the “Statements”), the Notes to the Statements, and the Supplementary Oil and Gas Disclosures represent the portion of the Company’s assets sold to Kosmos, which is approximately 65% of the Company’s interest in the TEN field and approximately 75% of the Company’s interest in the Jubilee field, as allocated by the respective contractual production participation interests in each of the fields.

Under the DWT Joint Operating Agreement, certain joint venture partners have pre-emption rights (the “Pre-Emption Rights”) with respect to the Company’s Assets that, if fully exercised, could reduce the ultimate interest sold to Kosmos. This right is exercisable for a 30-day period beginning from the date of close. If this right is exercised by a joint venture partner, such joint venture partner would compensate Kosmos for the interest it obtains. All financial data and supplemental oil and natural gas reserve information presented herein, assumes that such rights are not exercised.

The Company’s address in Ghana is Office 3D, Silver Star Towers, Accra Airport City, Ghana. The Company is currently producing from the Jubilee and TEN fields, The Jubilee unit straddles both DWT and WCTP contract areas, while the TEN field is exclusively within the DWT contract area.

2.	Summary of Significant Accounting Policies

Basis of Presentation The Statements include revenues from the sale of crude oil and direct operating expenses for the years ended December 31, 2020 and 2019 for approximately 65% of the Company’s interest in the TEN field and approximately 75% of the Company’s interest in the Jubilee field. Revenues and direct operating expenses included in the Statements are presented on the accrual basis of accounting, and as the Ghana properties were not accounted for or operated as a separate segment, division, or entity by the parent entity, complete financial statements under U.S. generally accepted accounting principles are not available or practicable to produce. The Statements are not intended to be a complete presentation of the results of operations of the Ghana Properties and may not be representative of future operations as they do not include indirect general and administrative expenses; interest expense; depreciation, depletion, and amortization; provision for income taxes; and certain other revenues and expenses not directly associated with revenues from the sale of crude oil.

Use of Estimates Accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the amounts reported in the Statements. These estimates and assumptions are based on management’s best estimates and judgment. Actual results may differ from those estimates.

Revenues The Company’s crude oil production is sold to a marketing affiliate, Anadarko Energy Services Company (“AESC”), who then subsequently markets the production to third parties. The Company recognizes sales revenues for crude oil once each cargo lifting has occurred and title has transferred to AESC.

Anadarko WCTP Company sold to Kosmos Energy Ghana Holdings
Limited, a wholly-owned subsidiary of Kosmos Energy Ltd.

Direct Operating Expenses Production expenses are recognized when incurred and include (a) routine operating expenses and non-routine operating expenses; (b) marketing expenses; and (c) workover costs.

3.	Related Party Transactions

All of the Company’s crude oil is sold to AESC.

4.	Commitments

The Company has a contractual obligation related to the TEN FPSO lease. Aggregate future payments under the lease contract total $276 million, of which $31 million is expected to be paid in 2021, $26 million in 2022, $26 million in 2023, and $193 million in 2024 and beyond. These amounts represent the Company’s obligation based on its paying interest in the TEN field.

As of December 31, 2020, the Company's tax returns for the Ghana Properties for years 2014-2018 are under audit.

5.	Contingencies

The Company has no contingent liabilities at the reporting date.

6.	Subsequent Events

The Company has evaluated subsequent events through October 13, 2021, the date the Statements were available to be issued, and has concluded there are no material subsequent events that would require disclosure in these financial statements.

Anadarko West Cape Three Points Ghana Properties sold to Kosmos Energy Ghana
Holdings Limited, a wholly-owned subsidiary of Kosmos Energy Ltd. Supplementary Oil and
Gas Disclosures (Unaudited)

Net Proved Developed and Undeveloped Reserves

The following unaudited supplemental reserve information summarizes the net proved developed and undeveloped oil and gas reserves attributable to approximately 65% of the Company’s interest in the TEN field and approximately 75% of the Company’s interest in the Jubilee field, as allocated by the respective contractual production participation interests in each of the fields, for the years ended December 31, 2020 and 2019.

	AWCTP Ghana Properties
	Oil	Natural Gas	Total
	(MMBbl)	(Bcf)	(MMBoe)
Net proved developed and undeveloped reserves at December 31, 2018	59	31	64
Extensions and discoveries	-	-	-
Production	(8)	-	(8)
Revision in estimate	12	(1)	12
Purchases of minerals-in-place	-	-	-
Net proved developed and undeveloped reserves at December 31, 2019	63	30	68
Extensions and discoveries	-	-	-
Production	(7)	-	(7)
Revision in estimate	(7)	(9)	(8)
Purchases of minerals-in-place	-	-	-
Net proved developed and undeveloped reserves at December 31, 2020	49	21	53
Proved developed reserves
December 31, 2020	19	16	22
Proved undeveloped reserves
December 31, 2020	30	5	31

Net proved reserves were calculated utilizing the twelve-month unweighted arithmetic average of the first-day-of-the-month oil price for each month based on the respective benchmark price in the period January through December 2020. The average price is adjusted for crude handling, transportation fees, quality, and a regional price differential.

Proved oil and gas reserves are defined by the SEC Rule 4.10(a) of Regulation S-X as those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be commercially recovered under current economic conditions, operating methods, and government regulations. Inherent uncertainties exist in estimating proved reserve quantities, projecting future production rates and timing of development expenditures. Reserve engineering is a subjective process of estimating the recovery from underground accumulations of oil and gas that cannot be measured in an exact manner, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgement. Because all reserve estimates are to some degree subjective, the quantities of oil and gas that are ultimately recovered, production and operating costs, the amount and timing of future development expenditures and future oil and gas sales prices may each differ from those assumed in these estimated oil and gas reserves attributable to the Company’s Ghana properties. Further, the volumes considered to be commercially recoverable fluctuate with changes in prices and operating costs.

Anadarko West Cape Three Points Ghana Properties sold to Kosmos Energy Ghana
Holdings Limited, a wholly-owned subsidiary of Kosmos Energy Ltd. Supplementary Oil and
Gas Disclosures (Unaudited)

Standardized Measure of Discounted Future Net Cash Flows

The following table provides projected future net cash flows based on the twelve-month unweighted arithmetic average of the first-day-of-the-month oil price for Brent crude in the period January through December 2020. The average price is adjusted for crude handling, transportation fees, quality, and a regional price differential. Estimated future production of proved reserves and estimated future production and development costs of proved reserves are based on current costs and economic conditions. The estimated future net cash flows are then discounted at a rate of 10%.

Because prices used in the calculation are average prices for that year, the standardized measure could vary significantly year to year based on market conditions that occur. The projection should not be interpreted as representing the fair value to the oil and natural gas reserves of the property. An estimate of fair value would take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

AWCTP Ghana Properties
(in millions)
At December 31, 2020
Future cash inflows	$2,005
Future production costs	(838)
Future development costs	(547)
Future tax expenses	(188)
Future net cash flows	$432
10% annual discount for estimating timing of cash flows	(160)
Standardized measure of discounted future net cash flows	$272
At December 31, 2019
Future cash inflows	$3,946
Future production costs	(1,169)
Future development costs	(530)
Future tax expenses	(737)
Future net cash flows	$1,510
10% annual discount for estimating timing of cash flows	(497)
Standardized measure of discounted future net cash flows	$1,013

Anadarko West Cape Three Points Ghana Properties sold to Kosmos Energy Ghana
Holdings Limited, a wholly-owned subsidiary of Kosmos Energy Ltd. Supplementary Oil and
Gas Disclosures (Unaudited)

Changes in the Standardized Measure for Discounted Cash Flows

AWCTP Acquisition
(in millions)
Balance at December 31, 2018	$1,104
Purchase of minerals in place	-
Sales and transfers 2020	(410)
Extensions and discoveries	-
Net changes in prices and costs	(256)
Previously estimated development costs incurred during the period	68
Net changes in development costs	31
Revisions of previous quantity estimates	337
Net changes in tax expenses	(16)
Accretion of discount	161
Changes in timing and other	(6)
Balance at December 31, 2019	$1,013
Purchase of minerals in place	-
Sales and transfers 2020	(144)
Extensions and discoveries	-
Net changes in prices and costs	(918)
Previously estimated development costs incurred during the period	29
Net changes in development costs	(44)
Revisions of previous quantity estimates	(63)
Net changes in tax expenses	323
Accretion of discount	153
Changes in timing and other	(77)
Balance at December 31, 2020	$272

Estimates of economically recoverable oil and natural gas reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree subjective and may vary considerably from actual results. Therefore, actual production, revenues, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of oil and natural gas may differ materially from the amounts estimated.